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                                                                      Exhibit 11

                        CONDOR TECHNOLOGY SOLUTION, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                    (in thousands, except per share amounts)

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

                                                        Three Months Ended
                                                            March 31,
                                                            ---------

                                                      1998              1997
                                                      ----              ----

Weighted average common shares
outstanding:

Average shares outstanding during period               7,117              -
                                                     -------        -------

         Total basic weighted average
              common shares                            7,117              -
                                                     -------        -------
                                                     -------        -------

         Total diluted weighted average
              common shares                            7,117              -
                                                     -------        -------
                                                     -------        -------




Net loss applicable to common shares:

Net loss                                             $(3,007)       $     -
                                                     -------        -------
                                                     -------        -------

Loss per basic common share                           $(0.42)        $     -
                                                     -------        -------
                                                     -------        -------

Loss per diluted common share                         $(0.42)        $     -
                                                     -------        -------
                                                     -------        -------
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